                       STANDARD INDUSTRIAL LEASE AGREEMENT


     THIS LEASE, made this 14th day of May, 1999, by and between ROBERT PATTILLO PROPERTIES, INC., a Georgia corporation, hereinafter referred to as "Landlord"; and GUESS?, INC., a Delaware corporation, hereinafter referred to as "Tenant":

                              W I T N E S S E T H:

Premises

     1. For and in consideration of the rents, covenants, agreements, and stipulations hereinafter set forth, to be paid, kept and performed by Tenant, Landlord hereby leases and rents to Tenant, and Tenant hereby leases and takes upon the terms and conditions hereinafter set forth, an approximately 371, 440 square foot building shell (the "Existing Shell") to be expanded by approximately 135,000 square feet pursuant to the terms hereof (the Existing Shell as so expanded is hereinafter referred to as the "Building"), and that certain real property on which the Existing Shell is located, which real property is located in Jefferson County, Kentucky and is more particularly described by the legal description attached hereto as Exhibit "A" (collectively, the "Premises"). Landlord shall acquire the approximately seven (7) acres of real property described as the "Expansion Land" on the drawing attached hereto as Exhibit "A-1". Landlord covenants that such Expansion Land shall be sufficiently large to accommodate the expansion of the Existing Shell in accordance with the terms of this Lease. Upon such acquisition, the Expansion Land shall be included within the Premises for all purposes of this Lease.
Landlord and Tenant agree to enter into an amendment to this Lease to incorporate a legal description of such Expansion Land to be acquired by Landlord. This Lease is subject to all encumbrances, easements, covenants and restrictions set forth on Exhibit "A-2" attached hereto. Landlord represents that the real property upon which the Premises is to be located is zoned so as to permit office, warehouse and distribution center uses.

     Landlord covenants to file a subdivision map or take such other necessary actions as promptly as reasonably practicable in order to render the land upon which the Existing Shell is located, together with the Expansion Land, a legal lot for purposes of applicable law.

Term

     2. To have and to hold for a term to commence on the Commencement Date (as defined in Paragraph 4 of the Rider attached hereto as Exhibit "C") and to end at midnight on the last day of the one hundred twentieth (120th) full calendar month after the Commencement Date. For purposes of this Lease, the term "Lease Year" shall mean the period beginning on the Commencement Date and ending on the date twelve (12) months from and after the Commencement Date, and each 12-month period thereafter, except that the final Lease Year shall expire on the expiration date of the Lease term. [See paragraph 1 of Exhibit "C".]

Rental

     3. (a) Tenant shall pay to Landlord  monthly rental of  $113,949.00  during
Lease Years one (1) through five (5) and monthly rental of $128,720.16 during the Lease Years six (6) through ten (10). Upon completion of Landlord's Work (as defined in Exhibit "C"), Landlord shall cause its architects to measure the square footage of the Building (as defined in Exhibit "C") (measured from the exterior faces of all exterior walls). If the square footage as so measured is not 506,440 square feet, the amount of monthly rental provided for herein shall be adjusted based upon such measured square footage as follows: During Lease Years one (1) through five (5) the monthly rental shall be one-twelfth (1/12) times such measured square footage times $2.70, and during Lease Years six (6) through (10), the monthly rental shall be one-twelfth (1/12) times such measured square footage times $3.05. Landlord and Tenant shall enter into an amendment to this Lease memorializing the square footage of the Building and the resulting installments of monthly rental. All monthly rental shall be due on the first day of each month, in advance, without offset or demand, commencing on the Commencement Date. All payments of rental shall be sent to Robert Pattillo Properties, Inc., P.O. Box 101923, Atlanta, Georgia 30393-1923, or such other address provided to Tenant by Landlord. Tenant has paid to Landlord $113,949.00 (the "Prepaid Rent"), representing the first month's rent due hereunder. Landlord shall pay to Tenant interest on the Prepaid Rent, which shall accrue at the rate of eleven percent (11%) per annum beginning on the date hereof and ending on the Commencement Date. Such accrued interest shall be due and payable by Landlord to Tenant on the Commencement Date. If Landlord fails to pay Tenant such interest within ten (10) days after written demand, Tenant shall be entitled to offset against rent and other sums which become due from Tenant pursuant to the terms hereof an amount equal to such due and payable interest. In the event Tenant fails to pay rental or any other payment called for under this Lease within ten (10) days of the due date, Tenant shall pay a late charge equal to two percent (2%) of the unpaid amount. Landlord and Tenant agree that such late charge is intended to compensate Landlord for additional administrative charges and other damages incurred by Landlord on account of such late payment and not as a penalty. Landlord and Tenant agree that the actual damages to be suffered by Landlord in such event shall be difficult, if not impossible to ascertain, and that such late charge is a reasonable estimate of such charges and damages.

     (b) Tenant has deposited $113,949.00 (the "Security Deposit") with Landlord to secure Tenant's performance of its obligations hereunder. Landlord shall pay to Tenant interest on the portion of the Security Deposit (as restored by Tenant pursuant to the terms hereof) that is not applied against amounts owed by Tenant to Landlord pursuant to the terms hereof, which interest shall accrue at the rate of eleven percent (11%) per annum beginning on the date hereof and continuing until such time as Tenant shall have been returned the portion of the Security Deposit (as restored by Tenant pursuant to the terms hereof) that is not applied against amounts owed by Tenant to Landlord pursuant to the terms hereof. Any interest which has accrued pursuant to the preceding sentence shall be due and payable annually on each anniversary of the Commencement Date. If Landlord fails to pay any such interest within ten (10) days after written demand, Tenant shall be entitled to offset against rent and other sums which become due from Tenant pursuant to the terms hereof an amount equal to such due and payable interest. If Tenant defaults hereunder, then Landlord may, without prejudice to Landlord's other remedies, apply part or all of the Security Deposit to cure Tenant's default. If Landlord so uses part or all of the Security Deposit, Tenant shall, within ten (10) days after written demand, pay Landlord the amount necessary to restore the Security Deposit to its original amount. Except as provided herein, Landlord shall not be required to pay any interest on said Security Deposit and Landlord may commingle the Security Deposit with other funds. If Landlord sells the Premises, the Security Deposit shall be transferred to the purchaser and Landlord shall be relieved of any further liability in relation to the Security Deposit. Upon the termination of this Lease, Landlord may use the Security Deposit to cure any defaults of Tenant or to reimburse Landlord for expenses of repairing, restoring or cleaning the Premises. In the event all or any portion of the Security Deposit remains after paying for such items, the remaining amount shall be returned to Tenant. Notwithstanding the foregoing, Landlord reserves the right to return at any time after the date hereof the portion of the Security Deposit (as restored by Tenant pursuant to the terms hereof) that has not been applied against amounts owed by Tenant to Landlord pursuant to the terms hereof and be relieved of any further obligation to pay interest thereon.

Utility Bills

     4. Tenant shall place utility bills of all types in its name. Tenant shall pay all such bills, along with all charges and assessments pertaining to utilities serving the Premises, including, but not limited to, water and sewer, natural gas, electricity, fire protection (including sprinkler testing charges), sanitary charges, drainage service fees or similar charges which are included in any water or other utility bill. If Tenant does not pay such charges when due, Landlord may do so. The amount paid by Landlord shall be paid by Tenant to Landlord, as additional rental, within thirty (30) days of demand therefor by Landlord.

Mortgagee's Rights

     5. Landlord represents, warrants and covenants to Tenant that the land on which the Existing Shell is located is not encumbered by any mortgage or deed of trust and that the Premises (including the Building and the Expansion Land) will not be encumbered by any mortgage, deed to secure debt or deed of trust on the Commencement Date. Tenant's rights as to the Premises shall be subject and subordinate to any mortgage, deed of trust or deed to secure debt which may be placed upon the Premises by Landlord after the Commencement Date. This subordination is intended to be self-operative, but only if the mortgagee and trustee under trust deeds or mortgages and the ground lessor under any ground lease (herein collectively referred to as "Lender") shall execute and deliver to Tenant a non-disturbance agreement which shall be by its terms binding upon its successors and assigns including any purchaser or transferee at a foreclosure sale or sale of transfer in lieu of foreclosure and shall provide, among other things, that Lender consent to the Lease and that, in the event of foreclosure of said mortgage or trust deed, as the case may be, or in the event Lender comes into possession or acquires title to the Premises as a result of the enforcement or foreclosure of the mortgage, trust deed, trust deed note or ground lease or as a result of any other means, Lender agrees to recognize Tenant and further agrees that Tenant shall not be disturbed in its possession of the Premises for any reason other than one which would entitle the Landlord to terminate the Lease under its terms. Said agreement shall further provide that Tenant and Lender shall be bound each to the other under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extension or renewal thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if they were the original Landlord and Tenant, respectively, under the Lease, subject to commercially reasonable exceptions of the type customarily contained in such documents. Without limiting the generality of the foregoing, in no event shall any said Lender or purchaser at a foreclosure sale or grantee under a deed in lieu of foreclosure be bound by the expansion option set forth in paragraph 5 of the Rider. Landlord shall apply any rental payments received from Tenant during any month pursuant to the terms hereof to the payment of any installments of indebtedness which shall be due and payable from Landlord to any such Lender during such month; provided, however, Landlord shall not be obligated to pay to any such Lender the excess of (a) any rental received hereunder during any month over (b) the amounts which shall be due and payable by Landlord to any such Lender during such month. If Landlord fails to pay any such rental payment to any such Lender as contemplated by the preceding sentence, without obligating Landlord to obtain any notice and cure rights from any Lender for the benefit of Tenant, Tenant shall be entitled to pay directly to such Lender any due but unpaid amount which Landlord owes such Lender. Tenant shall be entitled to offset against rent and any other sum which shall next become due and payable from Tenant to Landlord under this Lease any amounts paid by Tenant to any such Lender pursuant to the preceding sentence. Should the Lender or any purchaser or transferee at a foreclosure sale or sale or transfer in lieu of foreclosure of any other person who may come into possession of or acquire title to the Premises as a result of the enforcement or foreclosure of such mortgage, trust deed, trust deed note or ground lease fail or refuse to recognize and assume this Lease and recognize the rights of Tenant hereunder and agree not to disturb Tenant as aforesaid, this Lease (except for the terms of paragraph 5 of Exhibit "C", which shall be subordinate to any such mortgage, trust deed, trust deed note or ground lease) shall be deemed prior and superior to the lien of any such trust deed or mortgage or ground lease. In addition, Tenant shall not be obligated to attorn to the purchaser or transferee upon any foreclosure sale or sale or transfer in lieu of foreclosure unless and until such purchaser or transferee acknowledges in writing the foregoing privity of contract between it, as Landlord, and Tenant. If requested, Tenant shall execute a subordination, nondisturbance and attornment agreement which meets the requirements set forth in this paragraph.

Repairs by Tenant

     6. Tenant, at its sole cost, shall keep and maintain the Premises (except portions of the Premises to be repaired by Landlord under terms of Paragraph 7 below), including without limitation, all paving, lawn maintenance and landscaping, in good order and repair. Tenant also agrees to keep in good repair, and replace if necessary, all systems pertaining to water, fire protection, drainage, sewer, electrical, heating, ventilation, air conditioning and lighting. Tenant agrees to return such systems to Landlord upon the expiration or earlier termination of the term of this Lease in a condition comparable to that existing at the Commencement Date, reasonable wear and tear and damage not otherwise required to be repaired by Tenant under this Lease excepted. Tenant shall keep the Premises free from all liens, charges or encumbrances whatsoever (or shall cause the same to be bonded over or otherwise removed within 30 days after Tenant has received written notice of filing). Tenant shall have no authority, express or implied, to create any lien, charge or encumbrance upon the interest of the Landlord in the Premises. Tenant shall, at its sole cost, maintain a regularly scheduled preventive maintenance and service contract with a maintenance contractor reasonably acceptable to Landlord for the repair, maintenance and servicing of all heating and air-conditioning systems and equipment within the Premises. If Landlord fails to disapprove any such contractor within two (2) business days after receipt of written request from Tenant, Landlord shall irrevocably be deemed to have approved such contractor for the repair and maintenance work specified in such request from Tenant. Tenant shall have the right to contract with third-party contractors reasonably acceptable to Landlord to perform any maintenance or repair work required to be performed by Tenant hereunder; provided, however, any such contractor shall not be subject to approval by Landlord in the event of an emergency or if such contractor is to perform repairs or maintenance (or any series of related repairs or maintenance) which costs less than $5,000.00. If Landlord fails to disapprove any contractor within two (2) business days after written request from Tenant, Landlord shall irrevocably be deemed to have approved such contractor for the repair and maintenance work specified in such request from Tenant. Upon request by Tenant and at Tenant's sole cost, Landlord will arrange for any repair which is Tenant's responsibility pursuant to the terms of this Lease to be performed by Landlord's employees, agents or contractors. Tenant shall pay, as additional rent, the cost of such repair within thirty (30) days of receipt of a bill therefor from Landlord.

Repairs by Landlord

     7. Except for damage caused by Tenant, its agent, employees, contractors and invitees which arises from a risk not generally insurable by the insurance carried (and issued by insurance companies of recognized standing and financial strength) or required to be carried by Landlord pursuant to the terms of this Lease or otherwise, Landlord, at its sole cost, shall keep in good repair the roof (including gutters and downspouts), foundation and exterior walls, exclusive of painting, glass and exterior doors. Landlord shall repair any damage to the Premises which is caused by Landlord, its agents, representatives, employees or contractors and which would otherwise be the responsibility of Tenant hereunder if such damage arises from a risk not generally insurable by any insurance which is carried (and issued by insurance companies of recognized standing and financial strength) by Tenant pursuant to the terms of this Lease or otherwise or required to be carried by Tenant pursuant to the terms hereof. Tenant shall promptly notify Landlord of the need for any repairs which are Landlord's responsibility hereunder, unless Landlord otherwise has knowledge of the need therefor. Landlord shall be under no duty to make any repairs hereunder unless Landlord receives notice of the need for such repairs, unless Landlord otherwise has knowledge of the need therefor.

Modifications and Alternations to the Premises

     8. Tenant shall make no modifications, alterations or improvements to the Premises, cut any openings or penetrations in the roof or install any satellite or communications antennas or other structures without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, Tenant shall have the right to make non-structural, interior modifications, alterations or improvements to the Premises without Landlord's consent. All modifications or alterations shall be completed in a good, workmanlike and lien-free manner in accordance with all applicable codes and regulations. Tenant shall have the right to contract with third-party contractors reasonably acceptable to Landlord to perform any modifications, alterations or improvement work which Tenant is otherwise permitted to perform pursuant to the terms hereof; provided, however, any such contractor shall not be subject to approval by Landlord in the event of an emergency or if such contractor is to perform any modifications, alterations or improvements (or any series of related modifications, alterations or improvements) which costs less than $5,000.00. If Landlord fails to disapprove any such contractor within two
(2) business days after written request from Tenant, Landlord shall irrevocably be deemed to have approved such contractor for the work specified in such request from Tenant. Upon request by Tenant and at Tenant's sole cost, Landlord will arrange for any modification, alteration or improvement consented to by Landlord be performed by Landlord's employees, agents or contractors. Tenant shall pay, as additional rent, the cost of such modification, alteration or improvement within ten (10) days of receipt of a bill therefor from Landlord.

Return of Premises

     9. Tenant agrees to return the Premises to Landlord at the expiration or prior termination of this Lease broom clean and in a condition and repair comparable to that existing at the time the Premises was delivered to Tenant, reasonable wear and tear, damage by storm, fire, lightning, earthquake or other casualty excepted. Upon Landlord's request, Tenant agrees to remove any modifications, alterations or improvements made by Tenant without Landlord's consent (if Landlord's consent was required hereunder) or which are not typically found in industrial distribution facilities in the vicinity of the Premises. Within ten (10) days of written request by Tenant, which request shall include plans and specifications for the modifications, alterations or improvements at issue. Landlord shall inform Tenant whether the proposed modifications, alterations or improvements will be required to be removed at the expiration or earlier termination of the Lease, and Landlord shall be bound by such decision. Tenant shall remove its personal property from the Premises at the expiration or prior termination of this Lease. Tenant shall repair any damage caused by such removal. Notwithstanding the foregoing, at Landlord's option, Tenant shall remove, upon the expiration or earlier termination of this Lease, the items which are part of Tenant's initial build-out and which are listed on Exhibit "D" hereto; provided, however, Tenant shall not be obligated to remove any of the "Group Removal Items" (as defined on Exhibit "D") unless Landlord requires Tenant to remove all items within the Group Removal Items. If Tenant fails to remove any item which it is required to remove pursuant to the terms hereof within five (5) days of the expiration or earlier termination of this Lease, Landlord may remove such items and Tenant shall reimburse Landlord on demand for all costs with such removal.

Destruction of or Damage to Premises

     10. If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction and rental shall be abated as of such date. If the Premises are damaged, but not wholly destroyed by any of such casualties, rental shall abate in such proportion as use of Premises has been destroyed, and Landlord shall restore (i) the Building as modified by the Landlord's Work and as expanded (if at all) onto the Adjacent Land and (ii) any portion of the Tenant's Work for which Landlord pays Tenant pursuant to the terms of paragraph 3 of Exhibit "C" to substantially the same condition as existed before such casualty as speedily as practicable; provided, however, that if the damage shall be so extensive that the same cannot be reasonably repaired and restored within nine (9) months from the date of the casualty, then Tenant may terminate this Lease by giving written notice to Landlord within thirty (30) days from the date that either party notifies the other that such party has determined that the repair and restoration work cannot reasonably be completed within such nine (9) month period. In the event of such termination, rental shall be abated as of the date of such casualty. In no event shall Landlord be responsible for repairing or restoring the Tenant's Work, any personal property of Tenant or any alterations or improvements made by Tenant (other than portions of Tenant's Work for which Landlord has paid Tenant pursuant to the terms of Exhibit "C"). Tenant's right of rental abatement provided above shall expire on the earlier to occur of (i) the date on which Tenant reopens for business in the damaged portion of the
Premises; or (ii) the date on which the work required to be performed by Landlord pursuant to this paragraph 10 is substantially complete. Subject to all of the terms and conditions of this Lease (but subject to the rent abatement provided for in this paragraph 10), so long as Tenant, its agents, representatives, employees, contractors and invitees do not interfere with Landlord's performance of the work required to be performed by Landlord pursuant to the terms of this paragraph. Tenant shall have the right to enter the Premises prior to the date of substantial completion of such work to be performed by Landlord for the purpose of performing any work which is Tenant's responsibility pursuant to the terms of this paragraph.

Indemnity

     11. Except for damage caused by Landlord's negligence or that of Landlord's agents, representatives, employees or contractors, or the failure of Landlord to discharge its obligations under this Lease and subject to the provisions of paragraph 27(c) below, Tenant agrees to indemnify, defend and save harmless Landlord against all claims, losses, liabilities, costs and expenses (including attorney's fees and costs of litigation) suffered by Landlord by reason of the use or occupancy of the Premises by Tenant. Unless caused by Landlord's negligence or that of Landlord's agents, representatives, employees or contractors or the failure of Landlord to discharge its obligations under this Lease, Landlord shall not be liable to Tenant's employees, agents, contractors or invitees for any injury to a person or damage to property on or about the Premises, or any damage caused by the improvements becoming out of repair, the failure or cessation of any utility or by any leakage of gas, oil, water or steam or electricity emanating from the Premises. Subject to the provisions of paragraph 27(c) below, Landlord agrees to indemnify, defend and save harmless Tenant against all claims, losses, liabilities, costs and expenses (including attorney's fees and costs of litigation) suffered by Tenant by reason of the negligent or willful acts or omissions of Landlord, its agents, representatives, employees and contractors or the failure of Landlord to discharge its obligations under this Lease.

Governmental Orders

     12. Reference is made herein to paragraphs 2(b) and 3(b) of the Rider, which provide for the allocation of responsibility with respect to compliance with laws for the initial construction. Thereafter, subject to the terms of paragraph 15, Tenant agrees, at its own expense, to promptly comply with all requirements of any applicable law, ordinance, statute or regulation applicable to the Premises or Tenant's operations in the Premises other than applicable laws, ordinances, statutes or regulations which apply to the structural aspects of the Premises for any reason other than Tenant's specific use or manner of use of the Premises.

Condemnation

     13. If the entire Premises or such portion thereof as will make the Premises unusable (in Tenant's reasonable opinion) for the purpose herein leased shall be condemned by any legally constituted authority for any public use or purpose, or sold under threat of condemnation, then this Lease shall terminate as of the date of such condemnation or sale and rental shall be accounted for between Landlord and Tenant as of such date. In the event of a condemnation which does not result in the termination of this Lease, rental shall be abated in a fair and equitable manner and Landlord, shall restore to the extent practicable (i) the Building as modified by the Landlord's Work and as expanded (if at all) onto the Adjacent Land and (ii) any portion of the Tenant's Work for which Landlord pays Tenant pursuant to the terms of paragraph 3 of Exhibit "C". All condemnation awards or sales proceeds in lieu thereof shall belong to Landlord; provided, however, Tenant shall be entitled to file a separate claim for its loss, provided the filing of such claim does not affect or diminish Landlord's claim as to such awards or proceeds. Notwithstanding the foregoing, Tenant shall be entitled to any condemnation award, whether made to Landlord or Tenant, which is made for the taking of furniture, fixtures, improvements or property placed on the Premises by Tenant at Tenant's expense; provided, however, Tenant shall not be entitled to (and expressly assigns to Landlord all Tenant's right, title and interest in and to) any condemnation award based upon the present or future estate or interest of Tenant in the unexpired Lease term.

Assignment

     14. Tenant may not assign this Lease or any interest thereunder or sublet the Premises in whole or in part or allow all or a portion of the Premises to be used by a third party without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If Tenant is a corporation, partnership, limited liability company or other entity other than a corporation the shares of which are publicly traded on a national stock exchange, the transfer of more than thirty-five percent (35%) of the ownership interests of Tenant, whether in one transaction or a series of related transactions, shall constitute an assignment for purposes of this Lease. Any assignee (and if Landlord so elects, any subtenant) shall become liable directly to Landlord for all obligations of Tenant hereunder. No such assignment or sublease nor any subsequent amendment of the Lease shall release Tenant or any guarantor of Tenant's obligations hereunder. If such subtenant or assignee pays rental in excess of the rental due hereunder or if Tenant receives any other consideration on account of any such assignment or sublease, Tenant shall pay Landlord, as additional rent, one-half of such excess rental or other consideration upon the receipt thereof; provided, however, this sentence shall not apply to any Permitted Transfer (as defined in paragraph 8 of the Rider).

Hazardous Substances

     15. Landlord represents and warrants that upon delivery to Tenant, the Building and the Premises shall be free of Hazardous Materials at levels which violate any applicable laws, ordinances or regulations. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including without limitation, consultants' fees, experts' fees, attorney's fees and court costs and all costs of repair of any portion of the Premises or its contents), liabilities or losses (other than consequential damages such as lost profits or loss of business) resulting from any breach of the foregoing representation or warranty or from the presence upon the Premises of any Hazardous Materials which were not introduced by Tenant, its agents, representatives, employees, contractors or invitees. In the event that Landlord breaches the representation and warranty set forth in the first sentence of this paragraph 15 and Tenant is deprived of the use of all or a portion of the Premises, Tenant's obligation to pay base rental pursuant to the terms hereof shall abate in proportion to the affected portion of the Premises until such time as Tenant is no longer deprived of the use of the Premises.

     Tenant covenants that, without first obtaining Landlord's written consent, that neither Tenant, nor any of its agents, employees, contractors or invitees shall cause any Hazardous Materials to be stored, handled, treated, released or brought upon or disposed of on the Premises other than Hazardous Materials of the type commonly utilized by the operators of businesses in first class industrial or warehouse facilities. Tenant shall comply with any and all applicable laws, ordinances, rules, regulations and requirements respecting the storage, handling, treatment, release, disposal, presence or use of permitted Hazardous Materials in, on or about the Premises. "Hazardous Materials" for purposes of this Lease shall be interpreted broadly to mean any material or substance that is defined, regulated or classified under federal, state, or local laws as: (a) a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601(14), section 311 of the Federal Water Pollution Control Act, 33 U.S.C. ss.1321, as now or hereafter amended (or any state or local counterpart of the foregoing statutes); (b) a "hazardous waste" pursuant to section 1004 or section 3001 of the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6903, 6921, as now or hereafter amended; (c) a toxic pollutant under section 307(a)(1) of the Federal Water Pollution Control Act, 33 U.S.C.ss.1317(a)(1) (or any state or local counterpart of the foregoing states); (d) a "hazardous air pollutant" under section 112 of the Clean Air Act, 42 U.S.C. ss.7412, as now or hereafter amended (or any state or local counterpart of the foregoing statutes); (e) a "hazardous material" under the Hazardous Materials Transportation Uniform Safety Act of 1990, 49 U.S.C. App. ss.1802(4), as now or hereafter amended (or any state or local counterpart of the foregoing statutes); (f) determined to present the unreasonable risk of injury to health or the environmental under the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 et seq. (or any state or local counterpart of the foregoing statutes); (g) toxic or hazardous pursuant to regulations promulgated now or hereafter under the aforementioned laws or any state or local counterpart to any of the aforementioned laws; or (h) presenting a risk to human health or the environment under other applicable federal, state or local laws, ordinances, or regulations, as now or as may be passed or promulgated in the future. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including without limitation, consultants' fees, experts' fees, attorney's fees and court costs), liabilities or losses (other than consequential damages such as lost profits, diminution in the market value of the Premises, and lost opportunities to lease or sell the Premises) resulting from any breach of any promise, covenant or agreement set forth in this paragraph. Without limiting the generality of the foregoing indemnity, in the event Landlord has reason to believe that the covenant set forth in this paragraph has been violated by Tenant, Landlord shall be entitled to take such actions as Landlord deems necessary in order to assess, contain, delineate and/or remediate any contamination by such Hazardous Materials. If it shall be determined that Tenant violated any of the covenants or agreements set forth in this paragraph, any such sums expended by Landlord shall be reimbursed by Tenant, as additional rent, within thirty (30) days of demand therefor by Landlord. Upon the expiration or earlier termination of this Lease, Landlord may cause to be performed environmental studies of the Premises to determine whether any Hazardous Materials have been stored, handled, treated, released, brought upon or disposed of on the Premises during the term of this Lease in violation of the terms hereof. If any such study reveals any breach of any Tenant's representations, warranties or covenants under this paragraph 15, Tenant shall pay all costs of such studies. The obligations of this Paragraph 15 shall survive the expiration or earlier termination of this Lease.

Removal of Fixtures

     16. Provided Tenant is not then in default hereunder beyond any applicable notice and cure period, Tenant may remove all fixtures and equipment which Tenant has placed in the Premises, provided Tenant repairs all damages to the Premises caused by such removal, but in on event shall Tenant remove heating, ventilating, air conditioning, plumbing, electrical and lighting systems and fixtures or dock levelers. In the event this Lease is terminated for any reason, any property remaining in or upon the Premises, at the option of the Landlord, may either be deemed to become property of Landlord or Landlord may dispose of such property as Landlord deems proper with no obligation to Tenant.

Default; Remedies

     17. In the event (i) any payment of rental or other sum due hereunder is not paid as and when due and Tenant fails to cure such failure within ten (10) days after notice of such delinquency by Landlord to Tenant; (ii) Tenant shall fail to comply with any term, provision, condition, or covenant of this Lease, other than an obligation requiring the payment of rent or other sums hereunder and shall not cure such failure within thirty (30) days after written notice to the Tenant of such failure to comply (or if such failure cannot by its nature be cured within such thirty (30) day period. Tenant shall have reasonable time not to exceed ninety (90) days to cure such failure, so long as Tenant promptly commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion); or (iii) Tenant or any guarantor shall file a petition under any applicable federal or state bankruptcy or insolvency law or have any involuntary position filed thereunder against it and the same shall not be dismissed or otherwise terminated within ninety (90) days of such filing, then Landlord shall have the option to do nay one or more of the following:

          (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. Upon such termination, Landlord may recover from Tenant and Tenant agrees to pay to Landlord, as compensation for all loss, damage and expense which Landlord may suffer by reason of such termination, the following: (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; (iii) subject to clause (ii), the worth at the time of ward of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate the Landlord for all the detriment proximately caused by the Tenant's failure to perform his obligations under the Lease or which in the ordinary course of things would be likely to result therefrom. For purposes hereof, the "worth at the time of award" of the amounts referred to in clauses
(i) and (ii) above is computed by allowing interest at a rate equal to the rate announced by the Wall Street Journal (or if the Wall Street Journal shall cease publication of the "prime rate", such other publication of comparable quality which shall be reasonably acceptable to Landlord) from time to time as the "prime rate" plus 2% per annum. The worth at the time of award of the amount referred to in paragraph (iii) is computed by discounting such amount by six percent (6%).

          (b) Without terminating this Lease, terminate Tenant's right of possession, whereupon rental shall continue to accrue and be owed by Tenant hereunder. Thereafter, at Landlord's option, Landlord may enter upon and relet all or a portion of the Premises (or relet the Premises together with any additional space) for a term longer or shorter than the remaining term hereunder and otherwise on terms satisfactory to Landlord. Tenant shall be liable to Landlord for the deficiency, if any, between Tenant's rent hereunder and all net sums received by Landlord on account of such reletting (after deducting all costs incurred by Landlord in connection with any such reletting, including without limitation, tenant improvement costs, brokerage commissions and attorney's fees).

          (c) Pursue a dispossessory action against Tenant, in which event Tenant shall remain liable for all amounts computed pursuant to paragraph 17(a) above.

          (d) Perform any unperformed obligation of Tenant. Any sums expensed by Landlord shall be repaid by Tenant, as additional rent, within thirty (30) days of demand therefor by Landlord.

     Landlord agrees to use reasonable efforts to relet the Premises and to otherwise mitigate any damages arising out of a default on the part of Tenant; provided, however, that (i) Landlord shall have no obligation to treat preferentially the Premises compared to other premises Landlord has available for leasing in properties owned or managed by Landlord; (ii) Landlord shall not be obligated to expend any efforts or any monies beyond those Landlord would expend in the ordinary course of leasing properties similar to the Premises; and
(iii) in evaluating a prospective reletting of the Premises, the term, rental, use and the reputation, experience and financial standing of prospective tenants are factors which Landlord may properly consider.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law. If either party institutes a lawsuit to enforce any of the provisions of this Lease, the prevailing parties' reasonable attorney's fees and court costs shall be paid by the non-prevailing party.

Entry by Landlord

     18. Landlord may post a sign stating that the Premises are "For Lease" or "For Sale" six (6) months prior to the termination of this Lease. Landlord may enter the Premises at reasonable hours during the term of this Lease, upon reasonable advance notice to Tenant, to exhibit same to prospective purchasers or tenants and to make repairs required of Landlord under the terms hereof, or to make repairs to Landlord's adjoining property, if any.

Estoppel Certificates

     19. Tenant agrees to furnish within twenty (20) days of receipt of request from Landlord or Landlord's mortgagee a written statement certifying as to the then-current status of the Lease; provided, however, if Tenant fails to respond to such request within such twenty (20) day period, Landlord shall deliver to Tenant a second written request for such estoppel certificate, and Tenant shall provide such estoppel certificate to Landlord within ten (10) days of receipt of such second request. Such estoppel certificate shall be in substantially the form attached hereto as Exhibit "B" hereto. The notice and cure provisions of paragraph 17 shall not apply to Tenant's obligations under this paragraph 19.

No Estate in Land

     20. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant.

Holding Over

21. If Tenant remains in possession of the Premises after expiration of the term hereof, with Landlord's acquiescence and without any express written agreement of parties, Tenant shall be a month-to-month tenant upon all the same terms and conditions as contained in this Lease, except that the rental rate shall become one and one-half times the amount in effect at the end of the term of this Lease, and there shall be no renewal of this Lease by operation of law. Such month-to-month tenancy be terminable upon thirty (30) days notice by either party to the other. Tenant waives any right that it may have to additional notice pursuant to applicable law. If Tenant remains in possession of the Premises after the expiration of the term hereof without Landlord's acquiescence, Tenant shall be a tenant as sufferance subject to immediate eviction. In such event, in addition to paying Landlord any damages resulting from such holdover, Tenant shall pay rental at the rate of two times the amount in effect at the end of the term of the Lease. Notwithstanding the foregoing, if Tenant vacates the Premises but fails to remove all of its property therefrom, Tenant shall not be deemed to be holding over pursuant to the terms hereof, provided, however, Landlord shall have the right to remove all such property and to store the same at Tenant's expense and risk.

Miscellaneous

     22. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. Time is of the essence of this Lease. Subject to the terms of paragraph 14 above, this Lease shall be binding upon and shall inure to the benefit of the respective successors and assigns of Landlord and Tenant. Tenant shall pay and be liable for all rental, sales and use taxes, and other similar taxes, if any, levied or imposed by any city, state, county or other governmental authority. Such payments shall be paid concurrently with the payment of rental or other sum due hereunder upon which the tax is based. This Lease contains the entire agreement to the parties hereto as to the Premises, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. If any term, covenant or condition of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons, entities or circumstances other than those which or to which used may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law. The circulation of one or more drafts of this Lease shall not constitute a reservation of the Premises or an offer to lease the Premises to Tenant. Neither party shall be bound hereunder until such time as both parties have signed this Lease.

Notices

         23. Any notice given pursuant to this Lease shall be in writing and sent by certified mail, return receipt requested, by hand delivery, by facsimile transmission or by reputable overnight courier to:

     (a) Landlord: Robert Pattillo Properties, Inc. 2987 Clairmont Road, Suite 550, Atlanta, Georgia; Facsimile Number: 404-235-3541, or at such other address or to such other facsimile number as Landlord may designate in writing to Tenant.

          (b) Tenant: Guess?, Inc., 1444 South Alameda Street, Los Angeles, California 90021; Facsimile number: 213-765-0911, or at such other address or to such other facsimile number as Tenant may designate in writing to Landlord.

Any notice sent in the manner set forth above shall be deemed sufficiently given for all purposes hereunder on the day said notice is deposited in the mail if sent by certified mail, upon receipt if sent by hand delivery or reputable overnight courier, or if sent by facsimile, on the date such notice is transmitted, provided a copy of such notice is sent within two (2) business days by regular mail to the recipient's address set forth above.

Brokerage

     24. CB Richard Ellis/Nicklies ("Tenant's Broker") has represented Tenant in connection with this Lease. Landlord shall pay Tenant's Broker a commission pursuant to the terms of a separate agreement. Tenant covenants and agrees to indemnify and hold the other harmless from any and all loss, liability, damage, claim, judgment, cost and expense (including without limitation attorney's fees and litigation costs) that may be incurred or suffered by the other because of any claim for any fee, commission or similar compensation with respect to this Lease, made by any broker, agent or finder other than Tenant's Broker claiming by, through or under Tenant, whether or not such claim is meritorious. Landlord covenants and agrees to indemnify and hold the other harmless from any and all loss, liability, damage, claim, judgment, cost and expense (including without limitation attorney's fees and litigation costs) that may be incurred or suffered by the other because of any claim for any fee, commission or similar compensation with respect to the Lease, made by Tenant's Broker or any broker, agent or finder claiming by, through or under Landlord, whether or not such claim is meritorious.

Signs

     25. Subject to any applicable laws, ordinances, codes, regulations or any of the matters set forth on Exhibit "A-2" hereto, Tenant may erect a building sign on or about the Premises. Prior to the expiration of the term of this Lease, Tenant shall remove any such sign and repair any damage to the building occasioned by the removal of such sign.

Use of Premises

     26. The Premises shall be used for any legal purpose, including, but not limited, to use for general offices, general merchandising and distribution of apparel and accessories. The Premises shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, vitiate
Landlord's insurance or violate any restrictive covenants encumbering the Premises as of the Commencement Date.

Insurance

     27. (a) Tenant will carry, at Tenant's expense, all-risk insurance coverage on or self insure all equipment, inventory, fixtures, furniture, appliances and other personal property on the Premises. Tenant shall procure, maintain and keep in full force and effect at all times during the term of this Lease commercial general liability insurance with respect to the Premises and the conduct and operation of Tenant's business therein, naming Landlord and its mortgagees as additional insured parties, with limits of not less than $2,000,000.00 for death or bodily injury to one or more persons in a single occurrence and not less than $2,000,000 for property damage. Such general liability insurance policy shall contain broad form contractual liability coverage covering Tenant's indemnities in favor of Landlord provided hereunder.

          (b) Landlord will carry, at Tenant's expense, all risk insurance coverage on the Premises in an amount equal to 100% of the replacement cost thereof with commercially reasonable deductibles. Such insurance shall include coverage for damage due to earthquake or flood. Landlord shall procure, maintain and keep in full force and effect at all times during the term of this Lease commercial general liability insurance with respect to the Premises, naming Tenant as an additional insured party, with limits of not less than $2,000,000.00 for death or bodily injury to one or more persons in a single occurrence and not less than $2,000,000 for property damage. Such general liability insurance policy shall contain broad form contractual liability coverage covering Landlord's indemnities in favor of Tenant provided hereunder. Tenant shall pay to Landlord, as additional rent, the amount of Landlord's premium as to coverages required by this subparagraph 27(b) within thirty (30) days after Landlord bills Tenant for the annual premium for such insurance. Tenant's obligation as to the payment of such insurance premiums shall be apportioned on a per diem basis for the years in which the Lease term commences and terminates.

          (c) To the fullest extent permitted by law, Landlord and Tenant and their respective insurance carries waive all right of recovery against the other and its officers, employees and agents and agrees to release the other and its officers, employees and agents from liability for loss or damage arising from risks generally insurable by insurance carried (and issued by insurance companies of recognized standing and financial strength) or required to be carried by the waiving party pursuant to the terms hereof.

          (d) All insurance required to be carried by Tenant shall be effected under enforceable policies issued by insurers licensed to do business in the Commonwealth of Kentucky. At least fifteen (15) days prior to the expiration date of any policy procured by Tenant, the certificates for such insurance shall be delivered by Tenant to Landlord. Certificates for all insurance required to be carried by Tenant pursuant to the terms hereof shall be delivered to Landlord prior to the commencement of the term of this Lease. All such policies shall contain an agreement by the insurers that such policies shall not be canceled or materially modified without at least thirty (30) days prior written notice to the Landlord and to the holder of any mortgage to whom loss hereunder may be payable. If Tenant provides any insurance required by this Lease in the form of a blanket policy, Tenant shall furnish proof that such blanket policy complies in all respects with the provisions of this Lease and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Premises. Landlord agrees to provide Tenant certificates evidencing the insurance required to be maintained by Landlord pursuant to the terms hereof as promptly as reasonably practicable.

Ad Valorem Taxes

     28. Tenant shall pay, as addition rent, all ad valorem real estate taxes and assessments assessed or levied against the Premises for full taxable years within the Lease term and shall pay a per diem apportionment thereof for the years in which the Lease commences and terminates. Tenant shall remit such amounts to Landlord within thirty (30) days of notice from Landlord of such amount; provided, however, Tenant shall be allowed to take the maximum benefit of any law allowing real estate taxes or assessments to be paid in installments. As promptly as reasonably practicable, Landlord shall cause the Premises to be comprised of one or more tax parcels which are separately assessed for tax purposes. Until such time as the Premises is comprised of one or more tax parcels which are separately assessed for tax purposes, ad valorem taxes and assessments as to parcels covering other property in addition to the Premises shall be equitably allocated to the Premises.

Exhibits

     29. The following  exhibits  attached  hereto  constitute a portion of this
Lease:

                  Exhibit A         Legal Description
                  Exhibit A-1       Description of Expansion Property
                  Exhibit A-2       List of Title Matters
                  Exhibit B         Estoppel Certificate
                  Exhibit C         Rider
                  Exhibit C-1       General Specifications
                  Exhibit C-2       Tenant's Work General Specifications
                  Exhibit D         Items to be Removed
                  Exhibit E         Example of Renewal and Expansion Provisions


     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, effective the day and year first above written.

                                    LANDLORD:

                                    ROBERT PATTILLO PROPERTIES, INC.,
                                      a Georgia Corporation


_________________________           By:______________________________
Witness                                Title:________________________

                                                                    (Corp. Seal)


                                    TENANT:

                                    GUESS?, INC., a Delaware corporation


_________________________           By:______________________________
Witness                                Title:________________________

                                                                    (Corp. Seal)

                                  EXHIBIT "A"
                            Proposed Lot 214 Revised
                               Riverport Phase 3


Being Lot 214, Revised as shown on the Minor Subdivision Plat approved by the Louisville and Jefferson County Planning Commission on July 22, 1998, as Docket No. 191-98, and attached to Deed dated July 28, 1998, of record in Deed Book 7078, Page 695, in the Office of the Clerk of Jefferson County, Kentucky.

                                  EXHIBIT "A-1"

                                 EXHIBIT "A-2"
                            [List of Title Matters]


1. State, County and School District Taxes due and payable in 1999 and thereafter, a lien not yet due and payable.

2. Conditions, stipulations, restrictions, building lines and easements, together with incidental rights, as provided for on the recorded plat of Riverport Phase 3 of record in Plat and Subdivision Book 43, Page 93, in the Office of the Clerk of Jefferson County, Kentucky.

3. Declaration of Restrictions for Riverport Complex of record in Deed Book 6561, Page 89, and as amended by Fourth Amendment to Declaration of Restrictions of record in Deed Book 7079, Page 548, aforesaid records.

4. Public Utility, Sewer, Drainage and Access Easement, 100 feet in width, granted and shown on the Minor Subdivision Plat attached to the Deed of record in Deed Book 7078, Page 695, aforesaid records.

5. 30' Sanitary Sewer and Drainage Easement centered on southern property line as shown on Minor Subdivision Plat attached to the Deed of record in Deed Book 7078, Page 695, aforesaid records.

                                  EXHIBIT "B"

                              ESTOPPEL CERTIFICATE
                                Date: __________


TO:   [Insert Name of Recipient]

     LEASE AGREEMENT dated May __, 1999 ("Lease") by and between ROBERT PATTILLO PROPERTIES, a Georgia corporation ("Landlord") and GUESS ?, INC., a Delaware corporation ("Tenant") for the premises more fully described on Exhibit A attached hereto.

     The undersigned, as Tenant, under the above referenced Lease, hereby certifies to the best of its actual knowledge as of the date hereof the following:

     (1) The undersigned has entered into occupancy of the premises described in said Lease;

     (2) The Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way, except as follows:

________________________________________________________________________________

________________________________________________________________________________

     (3) The commencement date of the Lease is _______________, 19___;

     (4) The expiration date of the Lease is ______________, provided, however, Tenant has additional options to extend the term of the Lease as provided therein;

     (5) Current annual Base Rent is $__________; ($__________ monthly;

     (6) All conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied;

     (7) There are no defaults by either Landlord or Tenant thereunder;

     (8)  No  rents  have  been  paid  in  advance  of  one  (1)  month   except
_______________; and

     (9) There are no existing defenses or offsets which the undersigned has against the Landlord.

     (1) There have been no assignments of the Lease, in whole or in part, or subleases of all or part of the Premises except as follows _____________________
_______________________________________________________________________________.

     Executed the day and date above written.

TENANT:                                 GUESS ?, INC., a Delaware corporation

                                        By:_________________________
                                        Name:_______________________
                                        Title:______________________

                                  EXHIBIT "C"

     RIDER TO STANDARD INDUSTRIAL LEASE AGREEMENT DATED MAY ___, 1999, BY AND BETWEEN ROBERT PATTILLO PROPERTIES, INC., A GEORGIA CORPORATION, HEREINAFTER COLLECTIVELY REFERRED TO AS "LANDLORD"; AND GUESS ?, INC., A DELAWARE CORPORATION, HEREINAFTER REFERRED TO AS "TENANT";

     This Rider is attached to and made part of the referenced Standard Industrial Lease Agreement. In the event of an inconsistency between the terms of this Rider and the terms of the Standard Industrial Lease Agreement, the terms of this Rider shall control.

1. Renewal Options. Tenant shall have the right to renew the term of the Lease for two (2) additional periods of five (5) years each or if Tenant shall have previously exercised a renewal option in connection with the exercise of an expansion option pursuant to paragraph 5 below, either of such periods of five
(5) years less the Stub Term as to the Expansion in question, as defined in subparagraph 5(c) below (individually, a "Renewal Term" and collectively, the "Renewal Terms") by giving Landlord prior written notice six (6) months prior to the expiration of the then existing term that Tenant has exercised such renewal right, subject to the following conditions:

     (a) There shall not be a default or breach beyond any applicable notice and cure period under any of the terms or provisions of the Lease at the time such notice is given or at the time of the commencement of the Renewal Term.

     (b) Tenant shall occupy the Premises during the Renewal Term under the same terms and conditions as specified in the Lease, except Tenant shall lease the Premises in their then "as-is" condition, the rental for any Renewal Term shall be then Market Rate (as defined in Paragraph 1(d) below), but not less than the rental for the original Premises or Expansion, if different and as applicable, in effect immediately prior to the commencement of such Renewal Term.

     (c) As used herein, the term "CPI Ceiling" shall be an amount determined by multiplying the monthly rental for the first month of the term of this Lease by a fraction, the numerator of which shall be the Index most recently published prior to the commencement of the Renewal Term in question (whether such Renewal Term be a 5-year or shorter period of time), and the denominator of which shall be the Index most recently published prior to the commencement date of the term of this Lease. In no event shall the CPI Ceiling be less than the monthly rental for the first month of the term. As used herein, the term "Index" shall mean the United States, Bureau of Labor Statistics Consumer Price Index for All Items - All Wage Earners and Clerical Workers (base year 1982-84=100) applicable to the SMSA including Louisville, Kentucky ("CPI"). If the Index has changed so that the base year differs from that used in this Section, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to the 1982-84 base. If the Index is discontinued or revised during the Lease term, such other governmental index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

     (d) As used herein, the term "Market Rate" shall be initially determined by Landlord as (i) the amount of initial base annual rental per square foot then being charged in comparable warehouse/distribution facilities located in the Louisville, Kentucky market (the "Comparable Buildings") (ii) together with the annual escalation rate, if any, for space comparable to the Premises and taking into consideration all other relevant factors establishing similarity or dissimilarity between the comparable lease and the leasing of the Premises to Tenant for the Renewal Term, including, without limitation, escalations (including type, base year and stop), concessions, length of lease term, size and location of the Premises, building standard work letter and/or tenant improvement allowances, quality and quantity of any existing tenant improvements, quality and creditworthiness of Tenant, amenities offered, location of building, and other generally applicable concessions, allowances, terms and conditions of tenancy. The reference to the foregoing factors is illustrative only and the presence or absence of such factors shall be taken into account in determining Market Rate. Notwithstanding the foregoing, as to any portion of any Renewal Term falling between the tenth (10th) and fifteen (15th) anniversaries of the Commencement Date, the Market Rate shall not exceed the CPI Ceiling with respect to such period of time; provided, however, this limitation to the amount of the CPI Ceiling shall not apply to any portion of the Expansion Term as any Expansion (i.e., the rental payable during the Expansion Term as to any Expansion shall be the Market Rate computed without reference to the CPI Ceiling). The determination of the Market Rate shall not take into account any permanent leasehold improvements installed by Tenant the cost of which shall not have been reimbursed by Landlord ("Tenant Owned Improvements") pursuant to the terms of paragraph 3(c)(iv) below. If the Market Rate shall be determined by arbitration pursuant to subparagraph (e) below, then the arbitrators shall be expressly directed to make such determination as if such Tenant Owned Improvements did not exist.

     (e) Within thirty (30) days after Landlord receives the notice of Tenant's exercise of the renewal option, Landlord shall notify Tenant of the proposed Market Rate; provided, however, in no event shall Landlord be obligated to notify Tenant of the proposed Market Rate prior to the ninth
     (9th) month before the expiration of the then existing term. Consequently, as to any renewal of the term effected in connection with Expansion so as to meet the requirements set forth in paragraph 5(c) below that ten years remain in the term as of the Expansion Rent Commencement Date, Landlord shall not be required to notify Tenant as to the Market Rate as to the Stub Term as to the Premises existing prior to such Expansion until nine (9) months prior to the commencement of such Stub Term. In the event that Landlord and Tenant are not able to agree as to the Market Rate within sixty (60) days from Landlord's receipt of notice of Tenant's exercise of the Renewal Option, the Market Rate shall be determined as follows:

          (i) Each of the Landlord and Tenant shall within ten (10) days of the expiration of the aforementioned sixty (60) day period, select an independent appraiser who is a member of MAI experienced in appraising real property similar to the land in question.

          (ii) In the event that either Landlord or Tenant fails to appoint such an appraiser within such ten (10) day period, the party which has appointed such an appraiser shall notify the party which has not appointed an appraiser. If the party which failed to appoint an appraiser continues to fail to appoint an appraiser within five
               (5) days after such notice, then the appraiser appointed by the party making an appointment shall determine the Market Rate which shall be binding on parties hereto.

          (iii)In the event that Landlord and Tenant each appoint a qualified appraiser within such ten (10) day period, then the two appraisers so appointed shall meet in good faith in an attempt to agree on the Market Rate within thirty (30) days of such appointment.

          (iv) In the event that the appraiser appointed by Landlord and the appraiser appointed by Tenant cannot agree on the Market Rate within thirty (30) days of the last appointment of such two appraisers, the two appraisers shall agree on the identity of a similarly qualified independent appraiser who is a member of MAI, or if the two appraisers have not agreed on the identity of such third appraiser within forty-five (45) days of such last appointment, then a third similarly qualified, independent appraiser who is a member of MAI shall be appointed by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the decision of such third appraiser shall be binding. Such third appraiser shall make its decision in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each party shall pay the fees and expenses of the appraiser that such party appoints, and the parties shall split the fees and expenses of the third appraiser, if any.

          (v) Notwithstanding any provision to the contrary, if Tenant disapproves of the amount of the Market Rate, in its sole discretion, Tenant shall be entitled to rescind the exercise of its renewal option by notice given to Landlord within ten (10) days of the date on which Tenant receives notice of the determination of the Market Rate, but only if Tenant reimburses Landlord for all out of pocket expenses incurred by Landlord in connection with such renewal process (including without limitation, the cost of Landlord's appraiser which would otherwise be Landlord's cost). If Tenant fails to provide such written notice within such ten (10) day period, Tenant shall be deemed conclusively to have waived such right of rescission.

     (f) In the event that Tenant effects two Expansions pursuant to the terms of paragraph 5 below, then the Renewal Terms as to the original Premises and the two Expansions may not be coterminous. In such event, the Renewal Terms shall be effected in connection with the Expansion as required by the terms of paragraph 5(c) below and Tenant shall be required to exercise any renewal options as to any remaining Renewal Terms such that the term of this Lease shall at all times be coterminous as to the entire Premises including the Expansions. If Tenant fails to do so, then the renewal and the computation of rental with respect thereto may be effected by Landlord by written notice to Tenant. In such event, the amount of rental shall be computed independently as to each Renewal Term as to the original Premises and each Expansion. The example set forth on Exhibit "E" illustrates the application of this provision.

     (g) The failure by Tenant to exercise any renewal option shall result in the termination of all further options.

     (h) In the event Tenant fails to timely notify Landlord in the manner herein specified, Tenant shall be conclusively deemed to have waived its right to enter into any Renewal Term.

     (i) The renewal options described in this paragraph 1 shall be assignable to an assignee of Tenant's right, title and interest in and to this Lease if such assignee is a permitted assignee pursuant to the terms of this Lease.

2. Landlord's Work. (a) Landlord shall expeditiously perform the following work (collectively, the "Landlord's Work") in accordance with the Landlord's Final Plans (as hereinafter defined) after the date on which both parties have executed this Lease:

          (i) Landlord shall expand the Existing Shell (as defined in Paragraph 1 of the Lease) by approximately 135,000 square feet; and

          (ii) Landlord shall improve and modify the Building (as defined in Paragraph 1 of the Lease) in accordance with the specifications attached hereto as Exhibit C-1.

     (b) Landlord warrants to Tenant that all building systems in the Existing Shell shall be in good working order as of the date of delivery to Tenant, subject to any damage arising out of any negligent or willful act of Tenant, its agents, representatives, employees or contractors. Landlord further warrants to Tenant that as of the date of delivery to Tenant, the Building, as improved by the Landlord's Work (but specifically excluding the Tenant's Work), shall (subject to paragraph 15 of the Lease) comply with all laws, ordinances, codes and regulations including any provision of the Americans with Disabilities Act ("ADA") which apply to any structure which is a "commercial facility," Landlord not being responsible for compliance with ADA requirements applicable any portion of the Premises which by virtue of Tenant's use constitutes a "public accommodation." Landlord also warrants the Building, as improved by the Landlord's Work, against any defects for a period of one (1) year from and after the date of delivery to Tenant. Landlord shall assign to Tenant any assignable warranties on building systems within the Premises. If any such warranties are not assignable, Landlord shall cooperate with Tenant to permit Tenant to benefit from any warranties held by Landlord on any building systems within the Premises.

     (c) The Landlord's Final Plans shall be prepared as follows:

          (i) Landlord shall deliver to Tenant no later than May 7, 1999, proposed final plans and specifications (the "Proposed Landlord's Final Plans") for the Landlord's Work. The Plans and Specifications shall be consistent with the pre-architectural specifications (the "General Specifications") of Landlord's Work attached hereto as Exhibit "C-1". Within five (5) business days after receipt of the Proposed Landlord's Final Plans Tenant shall, in writing, inform Landlord of required revisions or corrections thereto. Tenant's revisions and corrections to the Proposed Landlord's Final Plans shall be limited to any aspect thereof which is materially inconsistent with the General Specifications. Any other requested change shall constitute a Change Order (as defined below). In the event Tenant shall not inform Landlord of such desired revisions or corrections within such five (5) business day period, the Proposed Landlord's Final Plans shall be deemed approved and accepted for the purposes hereof.

          (ii) In the event Tenant shall inform Landlord of required revisions or corrections to the Proposed Landlord's Final Plans, Landlord shall revise the Proposed Landlord's Final Plans and shall submit the revised Proposed Landlord's Final Plans to Tenant for Tenant's approval within three (3) business days of the receipt of Tenant's comments. Tenant shall have three (3) business days after the receipt of such revised Proposed Landlord's Final Plans to review, approve or comment on the required provisions or corrections thereto. Tenant's revisions and corrections to any revision to the Proposed Landlord's Final Plans shall be limited to any aspect thereof which is materially inconsistent with the revision(s) requested by Tenant pursuant to the terms hereof. Any other requested change shall constitute a Change Order (as defined below). In the event Tenant shall not inform Landlord of such desired revisions or corrections to the revised Proposed Landlord's Final Plans within said three (3) business day period, the revised Proposed Landlord's Final Plans shall be deemed approved or accepted for the purposes hereof. This process shall continue until the Proposed Landlord's Final Plans are finally approved by Landlord and Tenant.

          (iii) The Proposed Landlord's Final Plans, as finally approved by Landlord and Tenant, shall collectively be referred to as the "Landlord's Final Plans."

          (iv) Tenant shall not be entitled to make any Change Order without Landlord's approval, which approval shall not be unreasonably withheld or delayed. For purposes hereof, "Change Order" shall mean any alteration, substitution, addition or change to or in the Landlord's Final Plans requested by Tenant or any requested change to the Proposed Landlord's Final Plans which is deemed to be a Change Order pursuant to this subparagraph (c). If at any time after the Landlord's Final Plans are approved by Landlord, Tenant desires to make a Change Order, Tenant shall submit to Landlord a written description of such desired Change Order. Any such Change Order shall be subject to Landlord's prior reasonable approval. Landlord shall respond to Tenant as promptly as practicable with an estimate of the cost of such Change Order (the "Change Order Effect Notice"). Within three
                (3) days after receipt of such Change Order Effect Notice, Tenant shall respond to such Change Order Effect Notice, by either withdrawing such Change Order or authorizing such Change Order. Notwithstanding the preceding sentence, if Landlord notifies Tenant that such Change Order affects the critical path of construction, Tenant shall respond to such Change Order Effect Notice within 24 hours of receipt of such critical path notification, by either withdrawing such Change Order or authorizing such Change Order pursuant to subparagraph (iv) hereof. No Change Order shall be approved by Landlord until approved in writing by Jim Topple (the "Landlord Representative"). No Change Order shall be approved by Tenant until approved in writing by Tenant's Vice President of Finance (the "Tenant Representative"). Any Change Order approved in writing by the Landlord Representative and Tenant Representative shall be binding. A failure by Tenant to so respond to any such Change Order Effect Notice within three (3) days after receipt of such Change Order Effect Notice shall be deemed a withdrawal of such Change Order. Once the cost and the schedule change, if any, for such Change Order has been approved by Tenant, all references herein to the "Landlord's Final Plans" shall be to the Landlord's Final Plans, as changed and modified pursuant to such Change Order. Tenant shall pay Landlord, as additional rent, within thirty (30) days of demand the cost of such Change Order as disclosed in the Change Order Effect Notice.

          (v) The target date for the Substantial Completion Date is October 1, 1999; provided, however, Landlord shall not be liable for failure to meet such target date.

3. Tenant's Work. (a) Tenant, at its sole cost and expense, shall complete Tenant's build out of the Premises (collectively, the "Tenant's Work") in accordance with the Tenant's Final Plans (as hereinafter defined).

     (b) Subject to paragraph 15 of the Lease, Tenant warrants to Landlord Tenant shall complete Tenant's Work in accordance with all laws, ordinances, codes and regulations, including without limitation the Americans with Disabilities Act (the "ADA"). Tenant shall also be responsible for causing the Premises to comply with any provision of the ADA which applies to "public accommodations", if Tenant desires to operate all or any portion of the Premises so as to render the Premises or any portion thereof a "public accommodation." Unless caused by the negligent or intentional acts or omissions of Landlord or its agents, representatives, employees or contractors or the failure of Landlord to discharge its obligations under this Lease, Tenant agrees to indemnify, defend and hold Landlord and Landlord's agents harmless from and against any and all loss, liability, cost and expense (including without limitation, attorney's fees and court costs) incurred by Landlord or its agents relating in any way to the performance of Tenant's Work, including without limitation, the imposition of any lien against the Premises or the Building in connection therewith. In no event shall Landlord be deemed to have consented to the imposition of any lien against any interest of Landlord on the Building or the Premises.

     (c) The Tenant's Final Plans shall be prepared as follows:

          (i) Tenant shall prepare proposed final plans and specifications (the "Proposed Tenant's Final Plans") for the Tenant's Work. The Plans and Specifications shall be consistent with the pre-architectural specifications (the "Tenant's Work General Specifications") of Tenant's Work attached hereto as Exhibit "C-2". Within five (5) business days after receipt of the Proposed Tenant's Final Plans Landlord shall, in writing, inform Tenant of required revisions or corrections thereto. Landlord's revisions and corrections to the Proposed Tenant's Final Plans shall be limited to any aspect thereof which is materially inconsistent with the Tenant's Work General Specifications. In the event Landlord shall not inform Tenant of such desired revisions or corrections within such five (5) business day period, the Proposed Tenant's Final Plans shall be deemed approved and accepted for the purposes hereof.

          (ii) In the event Landlord shall inform Tenant of required revisions or corrections to the Proposed Tenant's Final Plans, Tenant shall revise the Proposed Tenant's Final Plans and shall submit the revised Proposed Tenant's Final Plans to Tenant for Tenant's approval within three (3) business days of the receipt of Tenant's comments. Landlord shall have three (3) business days after the receipt of such revised Proposed Tenant's Final Plans to review, approve or comment on the required provisions or corrections thereto. Landlord's revisions and corrections to any revision to the Proposed Tenant's Final Plans shall be limited to any aspect thereof which is materially inconsistent with the revision(s) requested by Tenant pursuant to the terms hereof. In the event Landlord shall not inform Tenant of such desired revisions or corrections to the revised Proposed Tenant's Final Plans within said three (3) business day period, the revised Proposed Tenant's Final Plans shall be deemed approved or accepted for the purposes hereof. This process shall continue until the Proposed Tenant's Final Plans are finally approved by Landlord and Tenant.

          (iii) The Proposed Tenant's Final Plans, as finally approved by Landlord and Tenant, shall collectively be referred to as the "Tenant's Final Plans." Without the prior written consent of Landlord, Tenant shall not make any changes to the Tenant's Final Plans. Subject to all of the terms and conditions of this Lease (other than the obligation to pay rent) and so long as Tenant its agents, representatives, employees, contractors and invitees do not interfere with Landlord's performance of the Landlord's Work, Tenant shall have the right to enter the Premises prior to the Commencement Date for the purpose of performing the Tenant's Work. Tenant's Work shall be performed by contractors reasonably approved by Landlord (such approved contractors are hereinafter referred to as "Tenant's Contractors"). If Landlord fails to disapprove any such proposed contractor within two (2) business days of demand from Tenant, such contract shall be deemed approved for purposes of completing the Tenant's Work.

          (iv) Landlord shall not be entitled to any construction management fee or any other similar fee in connection with Tenant's Work. By sending Tenant written notice designating which elements of Tenant's Work Landlord is electing to purchase, Landlord will have the option from time to time to pay the Tenant for the cost of some or all of the Tenant's Work, whereupon the amount of monthly rental due hereunder shall increase by the amount computed by multiplying the amount paid by Landlord by eleven percent (11%) and dividing such product by twelve (12). If Landlord exercises the option described in the preceding sentence, Landlord and Tenant shall enter into an amendment to this Lease to memorialize any such payments made by Landlord and the resulting return due Landlord.

4. Commencement Date. The term of this lease shall commence on the date (the "Commencement Date") which is ninety (90) days from and after the date (the "Substantial Completion Date") on which Landlord obtains a temporary certificate of occupancy for the Building, as improved by the Landlord's Work (but excluding any work performed by Tenant). The parties shall execute a written statement setting forth the Commencement Date and the date of expiration of this Lease promptly after the same shall have been ascertained, but the enforceability of this Lease shall not be affected if either party fails to execute such statement.

5.  Expansion as to Adjacent Land.

     (a) Landlord has an option (the "Purchase Option") to purchase approximately twenty-five (25) acres of real property described as "Lot 215 Revised" on the site plan attached hereto as Exhibit "A-1" (the "Adjacent Land") which includes the Expansion Land (as defined in Paragraph 1 of the Lease). As part of its acquisition of the Expansion Land, Landlord anticipates that the Purchase Option shall be modified so as to apply to the Adjacent Land less and except the Expansion Land (hereinafter referred to as the "Option Land"). Landlord agrees to perform its obligations under the Purchase Option so as to keep its option rights thereunder in full force and effect. Landlord shall invoice Tenant for the cost of keeping the Purchase Option in full force and effect, and Tenant shall pay such amounts to Landlord, as additional rent hereunder, within thirty (30) days of receipt of any such invoice. At the request of Tenant, Landlord shall use good faith efforts to cause the term of the Purchase Option to be extended so as to be exercisable during the entire original ten (10) year term of the Lease. Tenant, within thirty (30) days after being invoiced therefor by Landlord, shall pay all amounts required to be paid by Landlord in order initially to so extend the term of the Purchase Option and thereafter to keep the Purchase Option in full force and effect; provided, however, Landlord shall notify Tenant of the terms of any such extension of the Purchase Option in advance of its commitment to so extend the Purchase Option, and Tenant may withdraw its request that the Purchase Option be so extended by giving written notice to Landlord within ten (10) days of the receipt of Landlord's notice, in which event Tenant shall not be required to pay to Landlord any costs or other amounts incurred by Landlord in seeking the extension of the Purchase Option or to maintain the Purchase Option beyond the original term thereof. At any time during the term of this lease, Tenant may notify Landlord that it no longer requires Landlord to maintain the Purchase Option in full force and effect, and in such event, effective one hundred eighty (180) days after Landlord's receipt of such notice (or sooner if Landlord causes the Purchase Option to terminate), (i) Tenant's rights under this paragraph 5 shall irrevocably cease and be of no further force and effect, and (ii) Tenant shall no longer be required to pay to Landlord the cost of keeping the Purchase Option in full force and effect, nor shall Tenant thereafter have any rights to the Option Land.

     (b) Provided that there does not exist a default by Tenant with all applicable notice and cure periods having expired without such default having been cured, Tenant shall have the option, at any time during the original 10-year term (but no more than two (2) times) by written notice to Landlord ("Tenant's Election Notice"), to cause Landlord to exercise its option to purchase the Option Land or a portion thereof sufficient to effect the expansion of the Building as hereinafter described and expand the Building thereon (such expansion is hereinafter referred to as the "Expansion"), at Landlord's sole cost and expense, by a minimum of one hundred fifty-seven thousand five hundred (157,500) square feet and a maximum of three hundred fifteen thousand (315,000) square feet in the aggregate, which Expansion shall be located on the north side of the Building on Lot 215, as set forth on the Site Plan. In any such event, Landlord shall provide a shell building in quality and design comparable to the Existing Shell, except that Landlord shall install no office pod or vehicle parking areas. The design and build out of the Expansion shall be constructed in the same manner as the design and build out of the Existing Shell pursuant to Exhibit "C-1". An amendment documenting the Expansion shall include provisions similar to paragraph 2 of this Rider. Tenant's right to exercise the Expansion two times is subject to the following: (i) Landlord shall have the reasonable right to approve the size of any Expansion if it is other than 157,500 square feet or 315,000 square feet; and (ii) if the first Expansion is 315,000 square feet, there shall be no second Expansion.

     (c) Tenant's exercise of the expansion option shall not be effective unless Tenant contemporaneously therewith shall exercise an option as to a portion of a Renewal Term, an entire Renewal Term or a combination of Renewal Terms or portions thereof remaining unexercised pursuant to paragraph 1 of this Rider so there remains exactly ten (10) years in the Lease term effective as of Expansion Rent Commencement Date as to the original Premises and any prior Expansion, as well as the current Expansion. If Tenant exercises only a portion of a Renewal Term in order to meet the requirement that ten (10) years remains in the term, the remainder of such Renewal Term may be exercised independently pursuant to the terms of Paragraph 1 above. Tenant's obligation to pay monthly rental as to the Expansion shall commence on the date on which temporary or permanent certificate of occupancy has been issued as to such Expansion (the "Expansion Rent Commencement Date"). The time period commencing on the Expansion Rent Commencement Date and ending on the last day of the term hereof, including the renewal options exercised in connection with the exercise of such expansion option, is hereinafter referred to as the "Expansion Term". The Expansion Term shall consist of two components: the "Remaining Term" which shall consist of the remainder of the term hereof prior to the exercise of such expansion and renewal options, and the "Stub Term" which shall consist of that portion of the Expansion Term remaining after the Remaining Term. For example, if Tenant's obligation to pay Expansion Rent occurred when there were 7 years remaining in the original term, then such original term would be extended by 3 years so that the term remaining as of such date was 10 years, the Remaining Term would be 7 years and the Stub Term would be 3 years. In such event, as provided in paragraph 1 above, the first Renewal Term remaining to be exercised pursuant to paragraph 1 would be reduced to 2 years (5 years less Stub Term of 3 years). If Tenant exercises its expansion right two (2) times, then the Remaining Term and Stub Term shall be determined separately as to each Expansion.

     (d) The Expansion shall be governed by all of the terms and conditions of this Lease except that amount of monthly rental as to the Expansion ("Expansion Rent") for the Expansion Term shall be the Market Rate as determined pursuant to this subparagraph (d). Within thirty (30) days of the receipt of Tenant's Election Notice, Landlord shall notify Tenant of Landlord's good faith determination ("Landlord's Determination") of the
     Market Rate. Within thirty (30) days of the receipt of Landlord's Determination, Tenant shall provide Landlord written notice of the approval of Landlord's Determination. If Tenant disapproves such Landlord's Determination and wishes to withdraw Tenant's exercise of the expansion option, Tenant's written response shall so provide, and in such event, Tenant's exercise of this expansion option shall be rescinded and of no effect. However, the provisions of this Paragraph 5 of this Rider shall remain in full force and effect and Tenant shall thereafter again have the right pursuant to the provisions of said Paragraph 5 to exercise the expansion option. If Tenant provides such notice of disapproval of Landlord's Determination and does not withdraw the exercise of such expansion option, then Landlord and Tenant shall determine the Market Rate pursuant to the procedure described in paragraphs 1(d) and (e) of this Rider. In such event, the Market Rate as to the Stub Term shall not be determined at the time of the exercise of the expansion option, but instead shall be determined within the time period specified in paragraph 5(c)(ii)(B) below. If Tenant provides notice of approval of Landlord's Determination, then Landlord and Tenant shall execute an amendment to this Lease effecting such Expansion. If Tenant fails to respond to Landlord's notice of Landlord's Determination within such thirty (30) day period, then Tenant shall be conclusively deemed to have disapproved Landlord's Determination and withdrawn the exercise of its expansion option.

     (e) Monthly rental due during the Expansion Term shall be as follows:

          (i) Monthly rental payable as to the Expansion during the Expansion Term shall be the Expansion Rent as provided in subparagraph (d) above. If there are two Expansions, monthly rental shall be computed separately as to each Expansion.

          (ii) Monthly rental payable as to original Premises or the first Expansion in the event of a second Expansion shall be as follows:

               (A) Monthly rental as to the Remaining Term shall be the amount of monthly rental which shall otherwise be payable hereunder as to the Premises or first Expansion, as applicable, absent any such expansion and renewal.

               (B) Monthly rental as to the Stub Term shall be the Market Rate as determined pursuant to paragraph 1 hereof except that (i) such process shall be initiated by notice from Landlord given to Tenant no later than 6 months nor sooner than 9 months prior to the commencement of the Stub Term and (ii) Tenant shall not have the right to vitiate the exercise of the renewal option regardless of whether Tenant approves the Market Rate, as so determined.

     (f) Landlord's  obligations under this paragraph 5 shall be contingent upon
     (i) Landlord's ability to finance the Expansion on terms and conditions which are then commercially reasonable (which terms shall include a loan to value ratio of not less than 75%, a debt service ratio of not more than
     1.25 based on loan which fully amortizes over a term of not greater than 25 years); (ii) the receipt of such approval and entitlements as may be necessary for the development of the Expansion; (iii) Tenant having net worth of not less than $100,000,000 and the ratio of Tenant's total debt to the aggregate balance of Tenant's total debt plus equity not exceeding seventy five percent (75%). The satisfaction of the financial conditions set forth in subparagraph 5(f) shall be evidenced by audited financial statements or Form 10-Q or other periodic filings with the SEC.

     (g) This expansion option shall terminate on first to occur of (i) the foreclosure of any mortgage encumbering the Premises or the conveyance of the Premises in lieu of foreclosure; (ii) the expiration of the original ten (10) year term of this Lease; (iii) the consummation by Guess ? Inc., the named tenant, of a sublease or assignment other than a Permitted Transfer as defined in paragraph 8 of this Rider.

6. Declaration. Tenant shall pay to Landlord, as additional rental under this Lease, within thirty (30) days after receipt of an invoice from Landlord, any sums which relate to the Premises and which, by virtue of Tenant's acts or omissions, shall be due and payable from Landlord pursuant to the terms of that certain Declaration of Restrictions for Riverport Complex of record in Deed Book 6561, Page 89, as amended.

7. Contingencies. The Lease is in full force and effect as of the date hereof, but Tenant shall have the right to terminate the Lease as follows:

     (a) On or before June 15, 1999 Landlord shall notify Tenant whether Landlord has acquired the Expansion Land. If Landlord shall have failed to acquire the Expansion Land on or before June 15, 1999, Tenant and Landlord shall each have the right to terminate this Lease by notice to the other party given on or before June 18, 1999, in which event this Lease shall be of no further force or effect and neither party hereto shall have any further liability to the other party. If Tenant fails to terminate this Lease pursuant to this paragraph on or before June 18, 1999, Tenant shall be deemed to have waived its right to terminate this Lease pursuant to this subparagraph.

     (b) Landlord shall deliver to Tenant a copy of any recorded covenants, conditions and restrictions affecting the Expansion Land on or before May 10, 1999. Tenant shall have the right to terminate this Lease by notice to Landlord given on or before May 18, 1999, if Tenant fails to approve any matter which adversely affects title to the Expansion Land, in which event this Lease shall be of no further force or effect and neither party hereto shall have any further liability to the other party. If Tenant fails to terminate this Lease pursuant to this paragraph on or before May 18, 1999, Tenant shall be deemed to have waived its right to terminate this Lease pursuant to this subparagraph.

     (c) If the Riverport Board shall not have approved Landlord's request for an extension of its Purchase Option through June 30, 2003 (as defined below) on or before May 15, 1999, Tenant shall have the right to terminate this Lease by notice to Landlord given on or before May 18, 1999, in which event this Lease shall be of no further force or effect and neither party hereto shall have any further liability to the other party. If Tenant fails to terminate this Lease pursuant to this paragraph on or before May 18, 1999, Tenant shall be deemed to have waived its right to terminate this Lease pursuant to this subparagraph.

     (d) If Tenant determines that the Existing Shell, including the structure, all systems therein, and all appurtenances thereto are not suitable for Tenant's proposed use, Tenant shall notify Landlord on or before May 18, 1999, of the defects that render the foregoing unsuitable for Tenant's proposed use. If Tenant fails to provide such notice to Landlord on or before May 18, 1999, Tenant shall be deemed to have waived its right to terminate this Lease pursuant to this subparagraph. If Tenant gives such notice and Landlord fails to agree to cure such defects or agrees to cure such defects but fails to complete such cure within thirty (30) days of such notice from Tenant, this Lease shall terminate and be of no further force and effect and neither party hereto shall have any further liability to the other party.

     (e) Tenant fails to obtain approval from the appropriate local governmental authorities for economic assistance under the Kentucky Jobs Development Act, Tenant fails to obtain such approval on or before May 15, 1999, Tenant shall be entitled to terminate this Lease by notice given to Landlord on or before May 18, 1999, in which event this Lease shall be of no further force or effect and neither party hereto shall have any further liability to the other party. If Tenant fails to terminate this Lease pursuant to this paragraph on or before May 18, 1999, Tenant shall be deemed to have waived its right to terminate this lease pursuant to this subparagraph.

8. Assignment. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, without the consent of the Landlord, to assign this Lease or sublet the Premises to a corporation or other entity which:

     (a) is Tenant's parent corporation, so long as such assignee or sublessee remains Tenant's parent corporation; or

     (b) is a wholly-owned subsidiary of Tenant, so long as such assignee or sublessee remains a wholly-owned subsidiary of Tenant; or

     (c) is a corporation of which Tenant or Tenant's parent corporation owns or the shareholders of Tenant or Tenant's parent corporation own in excess of fifty percent (50%) of the outstanding capital stock, so long as Tenant or Tenant's parent corporation continues to own or the shareholders of Tenant or Tenant's parent corporation continues to own in excess of fifty percent (50%) of the outstanding capital stock of such assignee or sublessee; or

     (d) as a result of a consolidation, merger or other reorganization with Tenant and/or Tenant's parent corporation, shall own all or substantially all of the capital stock or assets of Tenant or Tenant's parent corporation, but only if such assignee or sublessee has a tangible net worth of not less than $75,000,000.00 immediately before such assignment or subletting and such consolidation, merger or other reorganization does not involve any distribution of cash or other assets which would result in such assignee or sublessee having a net worth less than $75,000,000.00 after such assignment or subletting; or (e) Acquires or is acquiring all or substantially all of the outstanding capital stock of Tenant or all or substantially all of the assets of Tenant, but only if such assignee or sublessee has a tangible net worth of not less than $75,000,000.00 immediately before such assignment or subletting and such acquisition does not not involve any distribution of cash or other assets which would result in such assignee or sublessee having a net worth less than $75,000,000.00 after such assignment or subletting; or

     (f)  as  a  result  of  a  change  of  the   domicile   of  Tenant  or  the
     reincorporation  of  Tenant  in  another  jurisdiction  shall  own  all  or substantially all of the assets of Tenant, but only if such assignee or sublessee has a tangible net worth of not less than $75,000,000.00 immediately before such assignment or subletting and such change of domicile does not involve any distribution of cash or other assets which would result in such assignee or sublessee having a net worth less than $75,000,000.00 after such assignment or subletting.

     Any assignment or subletting pursuant to a-f above, inclusive, shall be subject to the following conditions: (a) Tenant shall remain fully liable during the unexpired term of this Lease, unless Tenant shall cease to exist as a result of any transaction described in subparagraphs (d) or (f) above; (b) any such assignment or subletting shall be subject to all of the terms of this Lease; and
(c) such assignee (other than a person or entity that acquires all or substantially all of the capital stock of Tenant) shall assume all obligations of "Tenant" under this Lease from and after the date of such assignment. Tenant shall notify Landlord within thirty (30) days of any such assignment or subletting, and Tenant shall deliver to Landlord within thirty (30) days of any such assignment a fully executed, recordable form agreement from any such assignee to Landlord whereby such assignee (other than a person or entity that acquires all or substantially all of the capital stock of Tenant) agrees to assume all obligations of Tenant under this Lease from and after the date of such assignment.

                                FAMILY TRANSFERS

     The transfer of shares of stock of Tenant among the immediate members of the family of a shareholder, to a living trust for estate planning purposes or by will or intestacy, or to existing shareholders of Tenant or to Tenant shall not be deemed an assignment of this Lease or the subletting of the Premises.

                            PUBLIC OFFERING/TRADING

     In no event shall a sale, issuance or transfer of the stock of Tenant to the public or public trading of the stock of Tenant constitute an assignment of this Lease or a subletting of the Premises.

                                 HYPOTHECATION

     An hypothecation of shares of stock of Tenant shall not be deemed an assignment of this Lease or a subletting of the Premises unless and until either the person to whom said shares have been so hypothecated obtain the right to vote said shares for directors of Tenant prior to any foreclosure of any security interest in said shares or acquires all right, title and interest of the hypothecator in said shares.

     Any assignment or subletting which is permitted without Landlord's consent pursuant to this paragraph 8 is referred to herein as a "Permitted Transfer."

                                  EXHIBIT "D"

                                     Guess?
                              Distribution Center
                  Preliminary Pre-Architectural Specifications
                              Dated: April 7, 1999


     Items to be removed at end of lease by Guess? (at the discretion of RPP):

1.      All conveyors (product, trash, etc.)
2.      Personnel catwalks
3.      Personnel lockers (at peak a total of 560 lockers)
4.      All racking
5.      Air compressor lines (terminate at the source and remove)
6. Electrical lines for equipment (terminate at the source and remove conduit)
7. Specialized computer room features (including: raised flooring, special fire protection system)
8.      Cafeteria (4,000 square feet without patio)
9.      Training room (1,000 square feet)
10.     Exercise room (1,000 square feet)
11.     Employee entrance area (9,600 square feet)
12.     Service room area (8,400 square feet)

     Items 7 through 12 (inclusive of items 7 and 12) are referred to in this Lease as the "Group Removal Items."

                                  EXHIBIT "E"


     Assume that during the second Lease Year Tenant elects to expand the Building by 157,500 square feet by exercising its first Expansion right pursuant to paragraph 5 of this Rider and that the Expansion Rent Commencement Date for such Expansion is the first day of the third Lease Year. Assume further that during the eighth Lease Year Tenant elects to expand the Building by an additional 157,500 square feet by exercising its second Expansion right pursuant to paragraph 5 of this Rider and that the Expansion Rent Commencement Date for such Expansion is the first day of the ninth Lease Year. Given these assumptions, the following would apply:

(A)   As to the first Expansion:

     (1) Tenant would be required to renew the Lease pursuant to this paragraph 1 of the Rider in order to extend the term by two years. After such renewal, the term would expire at the end of the twelfth Lease Year.

     (2) The Remaining Term would begin on the first day of the third Lease Year and end on the last day of the initial term. The Stub Term would be the two year period of time which is the subject of the renewal option described in item
(1) above (i.e., Lease Years 11-12). This would result in the next Renewal Term consisting of Lease Years 13-15, inclusive.

     (3) The rent would be the Market Rate during the Remaining Term and the Stub Term.

     (4) As a consequence of the second Expansion, Tenant would be required to exercise two Renewal Terms -- as to Lease Years 13-15 remaining after the renewal referred to Paragraph (A)(1) above and as to the Lease Years 16-18 -- so as to meet the requirement of paragraph 5(c) of this Rider that the term of this Lease be extended for ten years as of the Expansion Rent Commencement Date as to the second Expansion. In such event, the rent for Lease Years 13-15 for the first Expansion shall the lesser of the CPI Ceiling or the Market Rate, as determined as of the beginning of such three year period (subject always to the provisions of paragraph 1(b) of this Rider, which provide that rent shall never be less than the rent applicable immediately prior to any adjustment in the rent). The rent for Lease Years 16-18 for the first Expansion shall be the Market Rate, as determined as of the first day of such three year period. If Tenant exercises its option to renew as to the last remaining Renewal Term as to Lease Years 19-20 (i.e., renew after the expiration of the Expansion Term for the second Expansion), the rent as to the first Expansion shall be the Market Rate, as determined as of the first day of such two year period.

(B)  As to the second Expansion:

     (1) Tenant would be required to renew the Lease pursuant to this paragraph 1 of the Rider in order to extend the term by an additional six years so that it would expire at the end of Lease Year 18. Thus, the ten year period after the Expansion Rent Commencement Date which Tenant is required to have pursuant to the terms of paragraph 5 of this Rider shall be comprised of the two years remaining in the initial ten year term, the two years of the Stub Term for the first Expansion, three years until the end of the first five year renewal term and the first three years of the second five year renewal term.

     (2) The Remaining Term would begin on the first day of the ninth Lease Year and would end on the last day of the Stub Term for the first Expansion. The Stub Term for the second Expansion would be Lease Years 13-18.

     (3) The rent would be the Market Rate during the Remaining Term and the Stub Term. If Tenant exercises its option to renew as to the last remaining Renewal Term as to Lease Years 19-20 (i.e., renew after the expiration of the Expansion Term for the second Expansion), the rent as to the second Expansion shall be the Market Rate, as determined as of the first day of such two year period.

(C)  As to the Building (exclusive of the Expansions):

     (1) Rent increases pursuant to paragraph 3 of the Lease at the end of the fifth Lease Year. The term will be renewed as to Lease Years 11-12 as to the First Expansion and Lease Years 13-18 as to the Second Expansion. During Lease Years 11-15, the rent shall the lesser of the CPI Ceiling or the Market Rate, as determined as of the beginning of Lease Year 11 (subject always to the provisions of paragraph 1(b) of this Rider, which provide that rent shall never be less than the rent applicable immediately prior to any adjustment in the rent). During Lease Years 16-18, if Tenant exercises it option to renew as to the last remaining Renewal Term as to Lease Years 19-20 (i.e., renew after the expiration of the Expansion Term for the second Expansion), the rent as to the first Expansion shall be the Market Rate, as determined as of the first day of such two year period. The rent is the Market Rate, as determined as of the beginning of Lease Year 16.

The following chart further clarifies Exhibit "E":

                         Rent Applicable to Exhibit "E"

Lease Year   1-2       3-5       6-8       8-10       11-12       13-15       16-18       18-20

Original     $2.70/    $2.70     $3.05     $3.05      lesser of   lesser of   Market      Market
Premises     sft.      /sft.     /sft.     /sft.      Market      Market      Rate        Rate
                                                      Rate or     Rate or
                                                      CPI         CPI
                                                      Ceiling     Ceiling

First        N/A       Market    Market    Market     Market      lesser of   Market      Market
Expansion              Rate      Rate      Rate       Rate        Market      Rate        Rate
                                                                  Rate or
                                                                  CPI
                                                                  Ceiling

Second       N/A       N/A       N/A       Market     Market      Market      Market      Market
Expansion                                  Rate       Rate        Rate        Rate        Rate